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                                                                    Exhibit 32.2

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         The undersigned hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge, the Annual Report on Form 10-K for Aquis Communications Group, Inc. (the "Company") for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

         (a) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         This Certification is executed as of April 12, 2004.

                                                     /s/ D. Brian Plunkett
                                                     ---------------------
                                                     D. Brian Plunkett
                                                     Principal Financial Officer






A signed original of this written statement required by Section 906 has been provided to Aquis Communications Group, Inc. and will be retained by Aquis Communications Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.